UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 26, 2004

WTC INDUSTRIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-19622	38-2308668
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Apollo Road Eagan, Minnesota	55121-2240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(651) 554-3140

Items 1-4, 6 and 8-12 are not applicable and therefore omitted.

ITEM 5.

OTHER EVENTS.

On May 26, 2004, WTC Industries, Inc. (the “Company”) announced that it had entered into an Agreement and Plan of Merger dated as of May 26, 2004 (the “Merger Agreement”) under which CUNO Incorporated has agreed to acquire the Company by means of a merger in which the Company’s shareholders would receive $39.87 per share in cash.  The closing of the acquisition is subject to the affirmative vote of WTC’s shareholders, regulatory approvals, and other customary closing conditions.  Robert C. Klas, Sr., Robert C. Klas, Jr. and The TapeMark Company, which own a majority of the Company’s outstanding shares, have also entered into voting agreements with CUNO dated as of May 26, 2004 that require them to vote their shares of Company common stock in favor of the merger subject to certain conditions.  The Merger Agreement (which includes the voting agreements as an exhibit) and the press release are filed as exhibits to this report.

ITEM 7.

FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

The following are filed as Exhibits to this Report:

Exhibit No.	Description of Exhibit
99.1

Agreement and Plan of Merger, dated as of May 26, 2004, among CUNO Incorporated, Minnie Acquisition, Inc. and WTC Industries, Inc. (including the voting agreements between Cuno Incorporated and each of Robert C. Klas, Sr., Robert C. Klas, Jr. and The TapeMark Company dated as of May 26, 2004)

99.2	Press release issued May 26, 2004.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WTC INDUSTRIES, INC.

By

/s/ Gregory P. Jensen

Gregory P. Jensen

Chief Financial Officer

Dated:  May 26, 2004